(12) INTERNATIONAL APPLICATION PUBLISHED UNDER THE PATENT COOPERATION TREATY (PCT)

(19) World Intellectual Property Organization
International Bureau

(43) International Publication Date
14 April 2005 (14.04.2005)

PCT

(10) International Publication Number
WO 2005/033366 A1

(51) International Patent Classification[7]: **C25B 1/02**, 9/08, 11/03, 13/02, 13/04, 15/02

(21) International Application Number: PCT/UA2004/000004

(22) International Filing Date: 6 February 2004 (06.02.2004)

(25) Filing Language: English

(26) Publication Language: English

(30) Priority Data:
2003109093 8 October 2003 (08.10.2003) UA

(71) Applicants and
(72) Inventors: **MADATOV, Artem Valerievich** [UA/UA]; prov. Tsymlyanksy, 1, Dneprodzerzhinsk, 51019 (UA). **TARASOV, Vasyl Viktorovich** [UA/UA]; pl. Dzerzhinskogo, 10-27, Dnepropetrovsk, 49068 (UA).

(74) Agent: **MIKHAILYUK, Valentin Ivanovich**; ul. Bobruiskaya, 46, Kharkov, 61054 (UA).

(81) Designated States *(unless otherwise indicated, for every kind of national protection available)*: AE, AG, AL, AM, AT, AU, AZ, BA, BB, BG, BR, BW, BY, BZ, CA, CH, CN, CO, CR, CU, CZ, DE, DK, DM, DZ, EC, EE, EG, ES, FI, GB, GD, GE, GH, GM, HR, HU, ID, IL, IN, IS, JP, KE, KG, KP, KR, KZ, LC, LK, LR, LS, LT, LU, LV, MA, MD, MG, MK, MN, MW, MX, MZ, NA, NI, NO, NZ, OM, PG, PH, PL, PT, RO, RU, SC, SD, SE, SG, SK, SL, SY, TJ, TM, TN, TR, TT, TZ, UA, UG, US, UZ, VC, VN, YU, ZA, ZM, ZW.

(84) Designated States *(unless otherwise indicated, for every kind of regional protection available)*: ARIPO (BW, GH, GM, KE, LS, MW, MZ, SD, SL, SZ, TZ, UG, ZM, ZW), Eurasian (AM, AZ, BY, KG, KZ, MD, RU, TJ, TM), European (AT, BE, BG, CH, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LU, MC, NL, PT, RO, SE, SI, SK, TR), OAPI (BF, BJ, CF, CG, CI, CM, GA, GN, GQ, GW, ML, MR, NE, SN, TD, TG).

**Declaration under Rule 4.17:**
— *of inventorship (Rule 4.17(iv)) for US only*

*[Continued on next page]*

(54) Title: METHOD OF PRODUCING HYDROGEN AND DEVICE THEREFOR


Li O H
~220 V

**(57) Abstract:** The invention relates to power engineering and may be practiced to supply thermal and mechanical energy for residential, industrial use and use in transportation and, more particularly, may be used to produce fuel for internal-combustion engines, for gas-turbine engines, gas turbines, or fuel cell stacks. A method of producing hydrogen by means of cycling the process of the hydrolysis of a reactive metal and the process of the electrolytic reduction of the reactive metal, wherein the process of the hydrolysis of said reactive metal comprises supplying water to a tank, which contains said reactive metal and has a cathode and anode, reducing hydrogen, which is extracted from said tank, and oxidizing said reactive metal to produce the hydroxide of said reactive metal, and wherein the process of the electrolytic reduction of said reactive metal comprises passing electric current through the hydroxide of said reactive metal using said anode and said cathode to produce a reduced reactive metal, water, and oxygen, and, in the hydrolytic process, said tank contains said reactive metal in the form of a reaction melt containing said reactive metal and an additive of at least one low-melting-point alkali-resistant unreactive metal, and, in the hydrolytic process, said reactive metal oxidizes and converts to the hydroxide of said reactive metal and the residual reaction melt in the form of the melt of said additive deposits in the lower section of said tank and is used as the cathode the process of the electrolytic reduction of said reactive metal, during which a reduced reactive metal passes to said reaction melt while water vapors and water produces are extracted from said tank. The device comprises a water supply means, a means for extracting oxygen and water vapors, and at least one diaphragm mounted between said cathode and said anode. The device is reliable and safe in service, has a high efficiency, and requires comparatively small operating costs.

WO 2005/033366 A1

**Published:**
— *with international search report*

# METHOD OF PRODUCING HYDROGEN AND DEVICE THEREFOR

The invention relates to power engineering and may be practiced to supply thermal and mechanical energy for residential, industrial use and use in transportation and, more particularly, to produce fuel for internal-combustion engines of vehicles, for gas-turbine engines, gas turbines, or fuel cell stacks.

It is known that the use of hydrogen as fuel is an alternative to gasoline this being rather actually due to limited oil resources.

Furthermore, hydrogen fueled cars are environmentally friendly because the exhaust of an engine using such a fuel contains water vapors only and such an engine does not emit any pollution.

The most promising is the use of hydrogen fuel not for powering internal-combustion engines, the efficiency of which is 15 % to 20 %, but rather to power hydrogen electric fuel cells with an efficiency of over 90 %. Vehicles using such engines would be rather economically beneficial.

In recent years, an intensive search for a safe and economy source of producing hydrogen has been observed.

It is known from the prior art that hydrogen is used as an automobile fuel. So, a 500-km to 600-km travel of a 1000-kg to 2000-kg automobile requires about 1 GJ of energy. Such an amount of energy is provided by 8 kg of hydrogen. Such a reserve of hydrogen may be pumped into a 300-l cylinder but only at a pressure of 300 atm. In this case, the weight of steel cylinders would be about 1000 kg. In 2005, FORD plans to launch the mass production of the FORD U off-road automobile using

hydrogen as fuel filled in steel cylinders [1]. A problem with an automobile using cylinders that contain pumped-in hydrogen is that hydrogen at a high pressure diffuses through steel walls of even 2 cm thick this creating the hazard of explosion. Furthermore, the weight of such automobile is much greater and a cylinder replacement is laborious.

There are known a method and device for producing hydrogen to be used as fuel proposed by OPEL [2]. OPEL has developed a prototype automobile that utilizes hydrogen as fuel; hydrogen is produced in a device with a palladium catalyst by means of the dissociation of methanol to yield hydrogen, water and hydrogen oxide (IV). This onboard-installed device contains 80 liters of methanol. These method and device have also serious drawbacks because the use of methanol creates the hazard of passenger poisoning with poison vapors, as well as due to the fact that the use of a palladium catalyst is a rather costly.

There are known a method and device for producing hydrogen for vehicles proposed by Ergenics Company (USA) [3]. The device comprises a metal hydride system of hydrogen accumulation based on rare-earth metal alloys. To accumulate 90 cub. meters of hydrogen, about two tons of such an alloy are required. These method and device have also a number of drawbacks, the main of which being a very high cost of the device, as well as a large labor input to produce hydrogen associated with necessity to produce a high-purity hydrogen, the large weight and large dimensions of the device. The expenses associated with manufacturing and operating one such device total USD400,000 this being economically inexpedient.

There are known cheap sources for producing hydrogen. Water is one of such sources.

There is known a method of producing hydrogen by means of the dissociation of water with an electron donor material having a high reduction potential. As said material, the hydrides of alkali metals such as $CaH_2$ or $LiAlH_4$ are used [4]. This prior art method enables hydrogen to be produced quickly. This method, however, has also drawbacks due to the fact that hydrogen as fuel is produced in single device. Caustic alkali produced as result of the reaction of dissociation is a byproduct of this

method, from which caustic alkali the starting electron donor material may be recovered for re-use by means of electrolysis. Such reaction of electrolysis may only be, however, carried our under factory conditions utilizing a special device, viz., electrolyzer.

Collecting the reaction byproducts, their dispatch to a factory and then the delivery of a ready-for-use material require additional expenses and these method and device are, therefore, rather costly and laborious.

There are known a method of and device for producing hydrogen used as fuel for vehicles. These are the system of an environmentally friendly hydrogen power engineering for vehicles and electric cars [5]. The method comprises water intake from a sweet water reservoir and the preparation of a suitable electrolyte. Hydrogen is produced in the from of a gaseous substance in high-pressure electrolyzers using electricity generated at an underground unmanned nuclear power plant. Hydrogen is chemically compressed in transport containers using intermetallic compounds. Then this compressed hydrogen is distributed through filling stations for filling electric cars. Electric cars use a hydrogen-air mixture as fuel. Hydrogen is filled into an autonomous chemical compression apparatus of a vehicle, and hydrogen reacts with air in a low-temperature high-pressure electrochemical generator with porous electrodes. The generator supplies direct current to drive wheel power motors of the vehicle. Paralleled with producing hydrogen, the system produces also oxygen this being a favorable factor for making-up the atmosphere with oxygen. This method does not ensure, however, a reliable and safe operation of the device due to the evolution of oxygen, as well because of the hazard of explosion due to the fact that hydrogen is in a compressed state. Furthermore, this process is laborious because the production of hydrogen and its delivery to a vehicle involve several separate stages and the use of various types of equipment.

The closest to a method of and device for producing hydrogen according to the invention is a method of producing hydrogen by means of cycling the process of the hydrolysis of a reactive metal and the process of the electrolytic reduction of the reactive metal, the hydrolytic process comprising: water supply to a tank that has a cathode and anode and contains a reactive metal, the reaction of water and the

reactive metal to produce hydrogen, which is extracted from the tank, and the hydroxide of the reactive metal; and the process of the electrolytic reduction of the reactive metal comprising: passing electrical current through the hydroxide of the reactive metal using the cathode and anode to produce a reduced reactive metal, water and oxygen [6]. In this case, a device is used comprising a metal tank containing an alkali metal and provided with electrodes in the form of a cathode and anode. The metal tank serves as the cathode. The processes run in turn in the same device embodied in the form of an electrolyzer and enable several running cycles. The device is safe and reliable in service, not laborious in maintenance and comparatively cheap.

These method and device yet have, however, some drawbacks. One of the problems with this method is a high heat evolution during the process of hydrolysis. Overheating may result in the failure of the device this affecting its reliability. Furthermore, in the process of hydrolysis, the reactive metal is reduced slowly with a low current efficiency and a large voltage due to a low rate of the electrode reaction. One more problem with these method and device is a low efficiency of the electrolytic process due to a variable anode current density and a variable metal hydroxide level.

Accordingly, it is an object of the invention to provide a method of producing hydrogen by means of cycling the process of the hydrolysis of a reactive metal and the process of the electrolytic reduction of the reactive metal, in which method, by employing the reactive metal in the form of a reaction melt comprising the reactive metal and an additive of low-melting-point alkali-resistant unreactive metals taken in a certain proportion, the hydrolytic process is provided wherein the reactive metal oxidizes and converts to the hydroxide of the reactive metal and the residual reaction melt in the form of the melt of the additive deposits in the lower section of the tank and is used as the cathode in the process of the electrolytic reduction of the reactive metal, during which a reduced reactive metal passes to the reaction melt, both constant level of the metal hydroxide and constant anode current density are achieved this increasing greatly an electrolytic process efficiency, as well as providing the quick reduction of the reactive metal and diminishing operating costs.

Another object of the invention is to provide a device for producing hydrogen made in the form an electrolyzer in which, due to a cathode that, in the process, is a metal melt of a variable composition selected from the group of certain metals the melt containing a nonconsumable component and consumable component, as well as due to the use of a hermetically sealed tank, a water supply means, a means for extracting hydrogen from the hermetically sealed tank, and a means for extracting oxygen and water vapor, a reliability growth, the diminishment of costs and of labor input in maintenance are achieved, and the mobility and safe operation of the device provided.

The object set is achieved by that in the prior art method of producing hydrogen by means of cycling the process of the hydrolysis of a reactive metal and the process of the electrolytic reduction of the reactive metal, the hydrolytic process comprising: supplying water to a tank, which contains the reactive metal, has a cathode and anode; reducing hydrogen, which is extracted from the tank; and oxidizing the reactive metal to produce the hydroxide of the reactive metal, and the process of electrolytic reduction of the reactive metal comprising: passing electrical current through the hydroxide of the reactive metal employing the cathode and anode to produce a reduced reactive metal, water and oxygen, according to the invention, in the hydrolytic process, the tank contains the reactive metal in the form of a reaction melt, comprising the reactive metal and an additive of at least one low-melting-point alkali-resistant unreactive metal, in the hydrolytic process, the reactive metal oxidizes and converts to the hydroxide of the reactive metal and the residual reaction melt in the form of the melt of the additive deposits in the lower section of the tank and is used as the cathode in the process of the electrolytic reduction of the reactive metal, during which process of the electrolytic reduction of the reactive metal a reduced reactive metal passes to the reaction melt, and the water vapors and oxygen produced are extracted from the tank.

According to an advantageous embodiment of the invention, an alkali metal or alkaline-earth metal is used as the reactive metal.

According to a preferred embodiment of the invention, lithium is used as the reactive metal.

Furthermore, at least one reactive metal selected from the group including Pb, Sn, Bi and Cd is used as the additive.

According to another preferred embodiment of the invention, an alloy of reactive metals of the following contents of components [% W/W] is used as the additive:

Pb – 20 to 25.00

Sn – 10.5 to 12.50

Bi – 45 to 50.00

Cd – the rest.

According to another advantageous embodiment of the invention, the process of the hydrolysis of the reactive metal and the process of the reduction of the reactive metal from the hydroxide of the reactive metal are carried out in the same device in the form of an electrolyzer, having said tank with the cathode and anode and at least one diaphragm provided between the cathode and anode.

Furthermore, in the process of the hydrolysis of the reactive metal, the cathode and anode are electrically connected to a service load through a switching means.

According to another advantageous embodiment of the invention, in the process of the hydrolysis of the reactive metal, water to the tank is fed onto the anode so that the evolution of hydrogen occurs at the anode.

According to yet another advantageous embodiment of the invention, in the process of the hydrolysis of the reactive metal, water to the tank is fed onto the diaphragm so that the evolution of hydrogen occurs at the diaphragm. The diaphragm is electrically connected to the cathode and made in the form a mesh wire.

According to an additional advantageous embodiment of the invention, in the process of the hydrolysis of the reactive metal, water to the tank is fed onto the cathode so that the evolution of hydrogen occurs at the cathode.

Furthermore, in the process of the electrolytic reduction of the reactive metal, the cathode and anode are electrically connected to an external direct current supply through a switching means.

Furthermore, in the process of the electrolytic reduction of the reactive metal, the hydroxide of the reactive metal is heated up to a temperature of 180 °C to 220 °C.

According to a further advantageous embodiment of the invention, the reduced reactive metal and water liberated in the process of the electrolytic reduction of the reactive metal are re-used in the process of the hydrolysis of the reactive metal.

The other object set is achieved by that in the prior art device for producing hydrogen, the device comprising a tank that contains a reactive metal and has a cathode and anode, according to the invention, the tank is hermetically sealed and comprises a means for water supply, a means for extracting hydrogen from the tank, and a means for extracting oxygen and water vapor, and at least one diaphragm is provided between the cathode and anode, the anode is made of an alkali-resistant tough metal and, in the process, the cathode is a metal melt of a variable composition containing a nonconsumable component and consumable component, the nonconsumable component contains at least one low-melting-point alkali-resistant unreactive metal selected from the group including Pb, Sn, Bi, and Cd, and the consumable component is a reactive metal.

According to a preferred embodiment of the invention, the nonconsumable component of the cathode contains an alloy of unreactive metals of the following contents of components [% W/W]:

Pb – 20 to 25.00

Sn – 10.5 to 12.50

Bi – 45 to 50.00

Cd – the rest.

According to an advantageous embodiment of the invention, the tank is made in the form of a nonconducting tank with side walls, a bottom, and a top cover, the bottom of which tank being coated with a cathode melt, located in the upper section of which tank being a vertically movable anode having a plurality of through vertical channels, located adjacent to the lower surface of which tank with a gap being a porous diaphragm, the gap between the anode and porous diaphragm, as well as the space between the porous diaphragm and the cathode melt being filled, in the process, with the melt of the hydroxide of the reactive metal, the cathode and anode being electrically connected to a switching means with the possibility of connecting alternately to a service load and an external electrical current supply.

Furthermore, the tank may be made in the form of a nonconducting tank with side walls, a bottom, and a top cover and, according another advantageous embodiment of the invention, located in the tank being a first diaphragm made in the form of a basket of a fine-mesh wire open on one side, which basket fits tightly, with its open side, to the bottom of the tank; mounted between the side walls of the tank and the side walls of the first diaphragm being an anode; located between the anode and the first diaphragm being a second diaphragm of a porous material, which fits tightly to the top cover and have gaps in respect of the first diaphragm and the anode; the basket of the fine-mesh wire being filled, in the process, with the melt of the hydroxide of the reactive metal and a cathode melt, the gaps between the first diaphragm and the second diaphragm and the anode being filled with the melt of the hydroxide of the reactive metal, and the cathode and anode being electrically connected to a switching means with the possibility of connecting alternately to a service load and an external electric current supply.

According to a preferred embodiment of the invention, lithium is used as the reactive metal.

Furthermore, the lower section of the porous diaphragm has through channels.

The porous diaphragm may be made of a ceramic material.

According to another preferred embodiment of the invention, the device according to the invention furthermore comprises an electrical heating means for heating the cathode and the hydroxide of the reactive metal.

Furthermore, the device according to the invention comprises a hydrogen pressure transducer.

According to an additional preferred embodiment of the invention, the device comprises a means for an adjustable water supply to the tank, which means having a negative feedback with the hydrogen pressure transducer.

According to yet another advantageous embodiment of the invention, the means for extracting hydrogen from the tank is connected to a hydrogen accumulation tank connected to a hydrogen consumer.

Furthermore, the means for extracting oxygen and water vapor from the anode space is provided with a water vapor condenser.

In the hydrolytic process, the reaction melt is employed containing a reactive metal and the additives of an alkali-resistant unreactive metal. An alkali metal or alkaline-earth metal is used as the reactive metal. As the additive, use is made of a low-melting-point metal selected from the group including Pb, Sn, Bi, and Cd, which are resistant to exposure to an alkali.

The use of an alkaline-earth metal or alkali metal as a reactive metal is conditioned by that these metals have a rather high reduction potential, in particular, lithium, which is the most widely used and has the lowest chemical gram-equivalent among the metals this enabling it to be used more effectively, as well as react with

water to produce an environmentally friendly fuel, viz., hydrogen. The reaction of lithium and water proceeds spontaneously and may be described as

$$2Li + 2H_2O \rightarrow 2\,LiOH + H_2\uparrow$$

The most active reaction of lithium and water proceeds when lithium is in the form of a melt. It should be pointed out that, in this event, heat is liberated in a sufficient amount to maintain a melt temperature.

During the hydrolytic process, the reactive metal oxidizes and converts to the hydroxide of the reactive metal and the residual reaction melt in the form of the melt of the additive melt deposits in the lower section of the tank and is used as the cathode in the process of the electrolytic reduction of the reactive metal. As a result, the cathode is produced in a liquid state. The use of the liquid cathode in the further electrolytic process makes it possible to electrolyze with a higher current efficiency and at a lower voltage than in the event of an ordinary electrolysis with a hard cathode. This, in turn, enables an electrolytic process efficiency to be increased up to 70 %. The electrolytic process efficiency is also greatly influenced by the provision of a constant anode current density and a constant level of the metal hydroxide melt, which is the electrolyte in the electrolytic process. This is achieved by using the cathode having a certain composition of components. Furthermore, in the electrolytic process, the reactive metal is reduced from the hydroxide of the metal and goes to the reaction melt, which is the liquid cathode, and dissolves in the liquid cathode with the result of increase in a cathode volume and decrease in the volume of the metal hydroxide melt with the electrolyte level remaining unchanged. In this way, an anode current density is maintained constant this being rather important for providing a high current efficiency, and a quick reduction of the reactive metal with a high current efficiency at a lower voltage is provided.

Furthermore, in the hydrolytic process, the cathode and anode are electrically connected through a switching means to a service load. As a result, a larger part of energy deliberated converts not to thermal energy but rather to electricity, which is supplied, through the service load, to a consumer as additional electricity.

In this process, the following reaction takes place:

$$Li - e^- = Li^+ \text{ (cathode)}$$

$$2H_2O + 2e^- = 2OH^- + H_2 \text{ (anode)}$$

In the electrolytic process, the cathode and anode are electrically disconnected form each other because such a connection might cause the short circuit and failure of the device.

In the electrolytic process, under exposure to electric current, the reactive metal is reduced and oxygen and water vapor are produced. These may be described as follows:

$$Li^+ + e^- = Li$$

$$4OH^- - e^- = 2H_2O + O_2$$

Preheating the hydroxide of the metal up to a temperature of 180 $^0$C to 220 $^0$C prior to the electrolytic process enables the rate of the electrode reaction to be increased and overvoltage to be reduced. This, in turn, provides a more rapid process of metal reduction in the electrolytic process.

In this way, cycling the process of the hydrolysis of the reactive metal occurs, the process of the hydrolysis of the reactive metal comprising: supplying water to the tank, which contains the reactive metal and has the anode and cathode; reducing hydrogen, which is extracted from the tank, and oxidizing the reactive metal to produce the hydroxide of the reactive metal, as well as cycling the process of the electrolytic reduction of the reactive metal occurs, the process of the electrolytic reduction of the reactive metal comprising: passing electric current through the hydroxide of the reactive metal utilizing the cathode and anode to produce a reduced reactive metal, water, and oxygen with water, oxygen, and hydrogen being extracted from the tank.

The water vapors and the reduced reactive metal produced in the electrolytic process are re-used in the process of the hydrolysis of the reactive metal with the result of diminished operating costs.

It is known from the prior art that a 500-km to 600-km travel of a 1000-kg to 2000-kg automobile requires 8 kg to 10 kg of hydrogen. To produce such an amount of hydrogen, 56 kg of lithium and 90 l to 120 l of water are required. A mobile plant for producing hydrogen may be onboard-installed.

Carrying out the process of the hydrolysis of the reactive metal and the process of the electrolytic reduction of the reactive metal in single apparatus in the form of the electrolyzer makes it possible to reduce efforts in service and provide a mobile and safe device for producing hydrogen, which thereafter may be employed a fuel for various energy consumers. Once the reactive metal has been consumed and the reaction of hydrogen evolution has been, therefore, substantially ended, the reactive metal must undergo the process of the reactive metal reduction for the purpose of a further operation of the device. The electrolytic process, wherein the reactive metal is reduced, is carried out by means of connecting the device to an external direct current supply. It is known from the prior art that, in order to reduce the reactive metal from the hydroxide of the reactive metal produced, connection to the external direct current supply for 10 hours is required. Furthermore, the device is provided with the requisite means for extracting hydrogen to a special low-pressure tank. Only a few grams of hydrogen are in the system at the same time this excluding the explosion risk for the device. The provision of the means for extracting water vapor and oxygen improves the safety of the device as well because they prevent hydrogen and oxygen from being mixed.

Using in the tank of at least one diaphragm makes it possible to separate the cathode space and the anode space from each other and, in this way, to prevent the gases evolved in the electrolytic process from being mixed and the reduced reactive metal from entering the anode space. A porous diaphragm is utilized as such a diaphragm. Furthermore, the diaphragm may be located above the cathode if the anode is arranged in the upper section of the tank top with the possibility to move vertically. In this case, the porous diaphragm with a plurality of through vertical

channels is located adjacent to the lower surface of the anode with a gap therebetween. The through channels of the diaphragm facilitate the flow of the metal hydroxide from the cathode space to the anode space maintaining the electrolyte level constant. At the same time, the size of the channels prevents the reduced reactive metal from flowing to the anode space. The surface of the anode wetted with the electrolyte does not reduce with the consumption of the latter this being important for maintaining a constant anode current density.

In the event of employing the anode located between the tank walls, the porous diaphragm is fitted with a gap with respect to the anode forming thereby the anode space. In this case, the cathode is separated from the anode and the porous diaphragm by one more diaphragm made of a fine-mesh wire. The melt of the reactive metal hydroxide enters, thorough the fine-mesh wire, the gap between the porous diaphragm and the diaphragm of the fine-mesh wire and enters, via the through channels provided in the lower section of the porous diaphragm, the anode space thereby wetting the anode surface and providing the constant anode current density. At the same time, the reactive metal reduced in the electrolytic process may not penetrate via the fine-mesh wire into the gap between the fine-mesh wire and the porous diaphragm and thereafter into the anode space due to a large surface tension of the reactive metal.

The use of the reactive metal in the form of a reaction melt comprising the reactive metal and an additive of low-melting-point alkali-resistant unreactive metals taken in a certain proportion provides, thus, the hydrolytic process to give hydrogen, while the residual reaction melt in the form of the melt of the additive, which deposits in the lower section of the tank, is used as the cathode in the process of the electrolytic reduction of the reactive metal, during which a reduced reactive metal passes again to the reaction melt, and, in such a way, the constant level of both the reactive metal hydroxide and anode current density are achieved that improves greatly the electrolytic process efficiency, as well as provides the rapid reduction of the reactive metal a high current efficiency and at a lower voltage and diminishes operating costs. Furthermore, using the device made in the form an electrolyzer in which, due to a cathode that in the process is a metal melt of a variable composition

selected from the group of certain metals, as well as due to the use of a hermetically sealed tank, a water supply means, a means for extracting hydrogen from the hermetically sealed tank, and a means for extracting oxygen and water vapor, a reliability growth, the diminishment of costs and of labor input in maintenance are achieved, and the mobility and safe operation of the device provided.

The essence of the invention will be now explained with reference to the accompanying drawings, in which:

Fig. 1 is a view illustrating the device according to the invention, wherein the anode is located in the upper section of the tank, the bottom is coated with the cathode melt, and the cathode and abode are separated from each other by one diaphragm;

Fig. 2 illustrates the device according to the invention, wherein the cathode is located between the tank walls, the bottom is coated with the cathode melt, and the cathode and abode are separated from each other by two diaphragms.

A device for producing hydrogen according to the invention comprises tank 1 in the form a tank of a nonconducting material with side walls 2, bottom 3, top cover 4, porous diaphragm 5, diaphragm 6 made in the form of a basket of a fine-mesh wire open on one side, anode 7, liquid cathode 8 coating bottom 3. Fitted in 3 are lead 9 to cathode 8 and electrical heating device 10 connected to an alternating current supply. Located in the upper section of tank 1 are water supply means 11, means 12 for extracting hydrogen from the tank, which means is connected to a hydrogen accumulation tank (not shown) connected to a hydrogen consumer (not shown) and means 13 for extracting oxygen and water vapors from the anode space provided with water vapor condenser 14.

Water supply means 11 is provided with means 15 for an adjustable water supply to the tank, which means has a negative feedback with hydrogen pressure transducer 16.

Cathode 8 and anode 7 are electrically connected to switching means 17 with the possibility of connecting alternately to service load 18 and external electric

current supply 19, connection 20 of the anode and cathode on the cathode side if the anode is located in the upper section of the tank with the possibility to move vertically being made flexible.

As shown in Fig. 1, anode 7 may be located vertically movable in the upper section of the tank, cathode 8 and anode 7 are separated from each other by porous diaphragm 5 located adjacent to the lower section of anode 7 and separated therefrom by gap 21 with the aid of lock 22 to form the anode space. The anode has a plurality of through vertical channels 23 to extract the evolved gases water vapors. The cathode space is formed between cathode 8 and diaphragm 5.

As shown in Fig. 2, anode 7 may be located between the side walls 2 of tank 1 with gap 24 with respect to porous diaphragm 5. Gap 24 forms the anode space. In this case, porous diaphragm 5 has through channels 25 to the communication of the anode space with the cathode space. Fitted in the tank is diaphragm 6 made in the form of a basket of a fine-mesh wire open on one side, basket fits tightly, with its open side, to bottom 3 of the tank. A mesh size is chosen between 0.5 mm and 1.0 mm. The cathode space is formed between cathode 8 and diaphragm 6. Porous diaphragm 5 and diaphragm 6 are located relative to each other with gap 26.

The claimed invention is embodied in the following way:

A reaction melt containing a reactive metal and an additive of low-melting-point alkali-resistant unreactive metals is poured in hermetically sealed tank 1. Lithium in a quantity of 56 kg is used as the reactive metal. The additive of the unreactive metals contains the following components (% W/W): Pb – 25.00, Sn – 12.50, Bi – 50.00, and Cd – 12.5. Anode 7 and cathode 8 are electrically connected to each other through switching means 17 and service load 18. Water to tank 1 is fed through water supply means 11 onto anode 7 so that the evolution of hydrogen occurs at anode 7. In this case, the following reaction proceeds:

$$Li - e^{-} = Li^{+} \text{ (cathode)}$$

$$2H_2O + 2e^{-} = 2OH^{-} + H_2 \text{ (anode)}$$

During the hydrolytic process, the reactive metal oxidizes and converts to the hydroxide of the reactive metal. The overall reaction takes place:

$$2Li + 2H_2O \rightarrow 2\,LiOH + H_2\uparrow$$

In this process, depending on hydrogen pressure, water supply is adjusted using means 15, which has a negative feedback with hydrogen pressure transducer 16.

Hydrogen evolved in the hydrolytic process is extracted from tank 1 via means 12 and fed to the special tank for accumulating hydrogen connected to a hydrogen consumer.

During the hydrolytic process, the residual reaction melt in the form of the melt of the additive deposits in the lower section of the tank and is used as the cathode in the further process of the electrolytic reduction of the reactive metal.

The hydrolytic process lasts until water and/or the reactive metal has/have been consumed completely. During the hydrolytic process, about 8 kg of hydrogen are produced this being sufficient for a 500-km to 600-km travel of an automobile of up to 2000 kg in weight.

According to another advantageous embodiment of the invention, the hydrolytic process may be carried out in the following way:

A reaction melt containing a reactive metal and an additive of low-melting-point alkali-resistant unreactive metals is poured in hermetically sealed tank 1. Lithium in a quantity of 56 kg is used as the reactive metal. The additive of the unreactive metals contains the following components (% W/W): Pb – 25.00, Sn – 12.50, Bi – 50.00, and Cd – 12.5. Anode 7 and cathode 8 are electrically connected to each other through switching means 17 and service load 18. Water to tank 1 is fed through water supply means 11 onto diaphragm 6 so that the evolution of hydrogen occurs at diaphragm 6, which are made in the form of a fine-mesh wire, with diaphragm a fine-mesh wire 6 being electrically connected with cathode 8.

In this case, the following reaction occurs:

$$Li - e^- = Li^+ \text{ (cathode)}$$

$$2H_2O + 2e^- = 2OH^- + H_2 \text{ (diaphragm)}$$

During the hydrolytic process, the reactive metal oxidizes and converts to the hydroxide of the reactive metal. The overall reaction takes place:

$$2Li + 2H_2O \rightarrow 2\,LiOH + H_2\uparrow$$

Depending on hydrogen pressure, water supply is adjusted using means 15, which has a negative feedback with hydrogen pressure transducer 16.

Hydrogen evolved in the hydrolytic process is extracted from tank 1 via means 12 and fed to the special tank for accumulating hydrogen connected to a hydrogen consumer.

During the hydrolytic process, the residual reaction melt in the form of the melt of the additive deposits in the lower section of the tank and is used as the cathode in the further process of the electrolytic reduction of the reactive metal.

The hydrolytic process lasts until water and/or the reactive metal has/have been consumed completely. During the hydrolytic process, about 8 kg of hydrogen are produced this being sufficient for a 500-km to 600-km travel of an automobile of up to 2000 kg in weight.

According to yet another advantageous embodiment of the invention, the hydrolytic process may be carried out in the following way:

A reaction melt containing a reactive metal and an additive of low-melting-point alkali-resistant unreactive metals is poured in hermetically sealed tank 1. Lithium in a quantity of 56 kg is used as the reactive metal. The additive of the unreactive metals contains the following components (% W/W): Pb – 25.00, Sn – 12.50, Bi – 50.00, and Cd – 12.5. Anode 7 and cathode 8 are electrically connected

to each other through switching means 17 and service load 18. Water to tank 1 is fed through water supply means 11 onto cathode 8 so that the evolution of hydrogen occurs at cathode 8.

During the hydrolytic process, the reactive metal oxidizes and converts to the hydroxide of the reactive metal. The overall reaction takes place:

$$2Li + 2H_2O \rightarrow 2\,LiOH + H_2\uparrow$$

Depending on hydrogen pressure, water supply is adjusted using means 15, which has a negative feedback with hydrogen pressure transducer 16.

Hydrogen evolved in the hydrolytic process is extracted from tank 1 via means 12 and fed to the special tank for accumulating hydrogen connected to a hydrogen consumer.

During the hydrolytic process, the residual reaction melt in the form of the melt of the additive deposits in the lower section of the tank and is used as the cathode in the further process of the electrolytic reduction of the reactive metal.

The hydrolytic process lasts until water and/or the reactive metal has/have been consumed completely. During the hydrolytic process, about 8 kg of hydrogen are produced this being sufficient for a 500-km to 600-km travel of an automobile of up to 2000 kg in weight.

In all the embodiments of the invention, the reactive metal is always evolved at the cathode.

Following the hydrolytic process, the process of the electrolytic reduction of the reactive metal consumed is carried out, which metal is present in the bonded state in the hydroxide of the reactive metal. Prior to the beginning of the electrolytic process, the cathode and anode are disconnected from each other. The cathode and the hydroxide of the reactive metal are preheated up to a temperature of 200 $^0$C using electric heating means 10 connected to an alternative current source. A negative voltage is thereafter applied to cathode 8 through lead 9 connected to an external direct current source and a positive voltage to the anode. Under exposure to

electric current, an electrode reaction starts and the reduction of the reactive metal and the production of oxygen and water vapors occur:

$$Li^{+} + e^{-} = Li$$

$$4OH^{-} - e^{-}=2H_2O + O_2$$

The reactive metal reduced dissolves at cathode the electrolytic 8 and increases the volume thereof. The volume of the hydroxide LiOH reduces and the level of hydroxide LiOH, which is the electrolyte in the electrolytic process, remains unchanged. The hydroxide LiOH flows to gap 26 through diaphragm 6 and enters, via channels 25 of diaphragm 5 the anode space formed by gap 24. The oxygen and water vapors evolved in the electrolytic process enter the anode space and are extracted through means 13. The water vapors in means 13 condense using condenser 14 and extracted for a further utilization in the hydrolytic process. The electrolytic reduction is carried out for 10 hours with the aid of the external direct current source. In this case, recharging and the reduction of the reactive metal are possible directly onboard during the period of time when the vehicle is out of use. The device may replaced with another device, which has already recharged such replacement is performed for 1 to 2 minutes with minimum efforts.

The method and device according to the invention make it possible, thus, to carry out, at single installation, the hydrolytic process to produce hydrogen and metal hydroxide, as well as to carry our the electrolytic process to reduce the reactive metal from the metal hydroxide, and thereby a rapid reduction of the reactive metal is provided with a high current efficiency and at a lower voltage, the electrolytic process efficiency is greatly improved, operating costs are diminished, reliability growth, reduction in cost and efforts in service are achieved, and the mobility and safe operation of the device are ensured. The hydrogen fuel produced is safe in service and environmentally friendly.

The invention may be employed for installation on passenger cars and trucks, water motorcycle, yachts, boats, and even aircraft. It may be employed to

accumulate energy from renewable energy sources such as the wind energy, solar energy, wave electric plants.

The method and device according to the invention have been tested at the Department of General Chemical Technology of the Dnipropetrovsk State Chemical Technology University and has yielded satisfactory results.

Table 1 gives the comparative characteristics of the prior devices employed as a source of hydrogen for use in transportation.

Table 1

| ***Indices*** | ***Proposed System*** | ***Methanol*** | ***Metal hydride Systems*** | ***Cylinders*** |
|---|---|---|---|---|
| *Hazard* | None | Poisoning | None | Explosive |
| *Cost of Raw Materials for Producing $H_2$* | Water 100 l = $ 0.02 | 80 L of methanol = $ 600 | 10 kg of $H_2$ = $ 100 | 10 kg of $H_2$ = $ 100 |
| *Energy for 1 recharge* | 1080 kWh | - | 30 kWh | 300 kWh |
| *Pressure of $H_2$* | 2 to 3 atm | 2 to 3 atm | Up to 10 atm | Up to 300 atm |
| *Leakage of $H_2$* | нет | нет | Мала | сильная |
| *System Weight for Passenger Car* | Up to 100 kg | Up to 300 kg | Up to 2400 kg | 600 to 1600 kg |
| *Source of $H_2$* | Synthesis from $H_2O$ | Synthesis from $CH_3OH$ | Synthesis from oil and coal | Synthesis from oil and coal |
| *Price of System* | $ 2000 to $ 3000 | $ 15,000 to $ 20,000 | $ 250,000 | $ 3000 |
| *Cost of 1-km Travel* | $ 0.16 | $ 0.6 | $ 2 to $ 3 | $ 0.25 |

## Sources of information

1. www.ford.com

2. www.opel.com

3. www.ergenics.com

4. Fedotyev, N.P., Alabyshev, A.F., Ratinyak, A.L., et al., Applied Electrochemistry, Goskhimizdat, 1962.

5. Russian patent No. 2179120, published on 10.02.2002.

6. Russian application No. 93053566, published on 27.03.1996.

## Claims

1. A method of producing hydrogen by means of cycling the process of the hydrolysis of a reactive metal and the process of the electrolytic reduction of said reactive metal, wherein the process of the hydrolysis of said reactive metal comprises supplying water to a tank, which contains said reactive metal and has a cathode and anode, reducing hydrogen, which is extracted from said tank, and oxidizing said reactive metal to produce the hydroxide of said reactive metal, and wherein the process of the electrolytic reduction of said reactive metal comprises passing electric current through the hydroxide of said reactive metal using said anode and said cathode to produce a reduced reactive metal, water, and oxygen, **characterized in that**, during the hydrolytic process, said tank contains said reactive metal in the form of a reaction melt containing said reactive metal and an additive of at least one low-melting-point alkali-resistant unreactive metal, and, during the hydrolytic process, said reactive metal oxidizes and converts to the hydroxide of said reactive metal and the residual reaction melt in the form of the melt of said additive deposits in the lower section of said tank and is used as a cathode in the process of the electrolytic reduction of said reactive metal, during which a reduced reactive metal passes to said reaction melt while water vapors and water produced are extracted from said tank.

2. A method as claimed in Claim 1, **characterized in that** an alkali metal or alkaline-earth metal is used as said reactive metal.

3. A method as claimed in Claim 1 or 2, **characterized in that** lithium is used as said reactive metal.

4. A method as claimed in any of Claims 1 to 3, **characterized in that** at least one reactive metal selected from the group including Pb, Sn, Bi and Cd is used as said additive.

5. A method as claimed in Claim 4, **characterized in that** an alloy of reactive metals of the following contents of components [% W/W] is used as said additive:

Pb – 20 to 25.00

Sn – 10.5 to 12.50

Bi – 45 to 50.00

Cd – the rest.

6. A method as claimed in any of Claims 1 to 5, **characterized in that** the process of the hydrolysis of said reactive metal and the process of the reduction of said reactive metal from the hydroxide of said reactive metal are carried out in the same device in the form of an electrolyzer, having said tank with a cathode and anode and at least one diaphragm provided between said cathode and said anode.

7. A method as claimed in any of Claims 3 to 6, **characterized in that,** in the process of the hydrolysis of said reactive metal, said cathode and said anode are electrically connected to a service load through a switching means.

8. A method as claimed in Claim 7, **characterized in that,** in the process of the hydrolysis of said reactive metal, water to said tank is fed onto said anode so that the evolution of hydrogen occurs at said anode.

9. A method as claimed in Claim 7, **characterized in that**, in the process of the hydrolysis of the reactive metal, water to said tank is fed onto said diaphragm so that the evolution of hydrogen occurs at said diaphragm, said diaphragm being electrically connected to said cathode and made in the form a mesh wire.

10. A method as claimed in any of Claims 1 to 9, **characterized in that**, in the process of the hydrolysis of said reactive metal, water to said tank is fed onto said cathode so that the evolution of hydrogen occurs at said cathode.

11. A method as claimed in any of Claims 1 to 6, **characterized in that,** n the process of the electrolytic reduction of the reactive metal, said cathode and said anode are electrically connected to an external direct current supply through said switching means.

12. A method as claimed in any of Claims 1 to 6, **characterized in that,** in the process of the electrolytic reduction of the reactive metal, the hydroxide of said reactive metal is heated up to a temperature of 180 °C to 220 °C.

13. A method as claimed in any of Claims 1 to 12, **characterized in that**, the reduced reactive metal and water liberated in the process of the electrolytic reduction of said reactive metal are re-used in the process of the hydrolysis of said reactive metal.

14. A device for producing hydrogen comprising a tank that contains a reactive metal and has a cathode and anode, **characterized in that** said tank is hermetically sealed and comprises a means for water supply, a means for extracting hydrogen from the tank, and a means for extracting oxygen and water vapor, with at least one diaphragm being provided between said cathode and said anode, said anode being made of an alkali-resistant tough metal and said cathode, in the process, being a metal melt of a variable composition containing a nonconsumable component and consumable component, in which melt said nonconsumable component contains at least one low-melting-point alkali-resistant unreactive metal selected from the group including Pb, Sn, Bi and Cd and said consumable component is a reactive metal.

15. A device as claimed in Claim 14, **characterized in that** said nonconsumable component of the cathode contains an alloy of unreactive metals of the following contents of components [% W/W]:

Pb – 20 to 25.00
Sn – 10.5 to 12.50
Bi – 45 to 50.00
Cd – the rest.

16. A device as claimed in Claims 14 - 15, **characterized in that** said tank is made in the form of a nonconducting tank with side walls, a bottom, and a top cover, said bottom of said tank being coated with a cathode melt, located in the upper section of said tank being a vertically movable anode having a plurality of through vertical channels; located adjacent to the lower surface of said tank with a gap being a porous diaphragm, the gap between said anode and said porous diaphragm, as

well as the space between said porous diaphragm and said cathode melt being filled, in the process, with the melt of the hydroxide of said reactive metal, said cathode and said anode being electrically connected to said switching means with the possibility of connecting alternately to a service load and an external electrical current supply.

17. A device as claimed in Claims 14 or 15, **characterized in that** said tank is made in the form of a tank of a nonconducting material with side walls, a bottom, and a top cover, located in said tank being a first diaphragm made in the form of a basket of a fine-mesh wire open on one side, said basket fits tightly, with its open side, to said bottom of said tank; mounted between said side walls of said tank and said side walls of said first diaphragm being an anode; located between said anode and said first diaphragm being a second diaphragm of a porous material, which fits tightly to said top cover and have gaps in respect of said first diaphragm and said anode; said basket of the fine-mesh wire being filled, in the process, with the melt of the hydroxide of said reactive metal and a cathode melt, said gaps between said first diaphragm and said second diaphragm and said anode being filled with the melt of the hydroxide of said reactive metal, and said cathode and said anode being electrically connected to said switching means with the possibility of connecting alternately to said service load and said external electric current supply.

18. A device as claimed in any of Claims 14 to 17, **characterized in that** lithium is used as said reactive metal.

19. A device as claimed in Claim 16, **characterized in that** the lower section of said porous diaphragm has through channels.

20. A device as claimed in Claims 15 to 19, **characterized in that** said porous diaphragm is made of a ceramic material.

21. A device as claimed in any of Claims 14 to 20, **characterized in that** said device comprises an electrical heating means for heating said cathode and the hydroxide of said reactive metal.

22. A device as claimed in any of Claims 14 to 21, **characterized in that** said device comprises a hydrogen pressure transducer.

23. A device as claimed in any of Claims 14 to 22, **characterized in that** said device comprises a means for an adjustable water supply to said tank.

24. A device as claimed in Claim 23, **characterized in that** said means for an adjustable water supply to said tank has a negative feedback with said hydrogen pressure transducer.

25. A device as claimed in any of Claims 14 to 24, **characterized in that** said means for extracting hydrogen from said tank is connected to a hydrogen accumulation tank connected to a hydrogen consumer.

26. A device as claimed in any of Claims 14 to 25, **characterized in that** said means for extracting oxygen and water vapor from an anode space is provided with a water vapor condenser.


14
13
12
16
H2
H2O
15
11
4
19
+
O2
H2O
H2
20
7
23
21
22
5
18
1
Li O H
2
Pb, Bi, Sn, Cd + Li
e
~220 V
3
10
8
9
17
19

Fug. 1


14
13
$H_2$
16
$H_2O$
19
+
15
11
4
6
12
$O_2$
$H_2$
$H_2O$
26
1
7
5
Li O H
18
2
9
2
24
Pb, Bi, Sn, Cd + Li
25
25
~ 220 V
3
8
9

Fug. 2

# INTERNATIONAL SEARCH REPORT

International Application No
Г/UA2004/000004

**A. CLASSIFICATION OF SUBJECT MATTER**
IPC 7 C25B1/02 C25B9/08 C25B11/03 C25B13/02 C25B13/04 C25B15/02

According to International Patent Classification (IPC) or to both national classification and IPC

**B. FIELDS SEARCHED**

Minimum documentation searched (classification system followed by classification symbols)
IPC 7 C25B

Documentation searched other than minimum documentation to the extent that such documents are included in the fields searched

Electronic data base consulted during the international search (name of data base and, where practical, search terms used)

EPO-Internal, INSPEC

**C. DOCUMENTS CONSIDERED TO BE RELEVANT**

| Category ° | Citation of document, with indication, where appropriate, of the relevant passages | Relevant to claim No. |
|---|---|---|
| A | US 4 225 401 A (DIVISEK JIRI ET AL) 30 September 1980 (1980-09-30) claims 1-7; figure 1; examples 1-3 | 1-26 |
| E | WO 2004/061161 A (OVONIC BATTERY CO) 22 July 2004 (2004-07-22) claims 1-52 | 1-26 |

-/--

[X] Further documents are listed in the continuation of box C.

[X] Patent family members are listed in annex.

° Special categories of cited documents :

"A" document defining the general state of the art which is not considered to be of particular relevance

"E" earlier document but published on or after the international filing date

"L" document which may throw doubts on priority claim(s) or which is cited to establish the publication date of another citation or other special reason (as specified)

"O" document referring to an oral disclosure, use, exhibition or other means

"P" document published prior to the international filing date but later than the priority date claimed

"T" later document published after the international filing date or priority date and not in conflict with the application but cited to understand the principle or theory underlying the invention

"X" document of particular relevance; the claimed invention cannot be considered novel or cannot be considered to involve an inventive step when the document is taken alone

"Y" document of particular relevance; the claimed invention cannot be considered to involve an inventive step when the document is combined with one or more other such documents, such combination being obvious to a person skilled in the art.

"&" document member of the same patent family

| Date of the actual completion of the international search | Date of mailing of the international search report |
|---|---|
| 5 October 2004 | 15/10/2004 |

| Name and mailing address of the ISA | Authorized officer |
|---|---|
| European Patent Office, P.B. 5818 Patentlaan 2<br>NL – 2280 HV Rijswijk<br>Tel. (+31–70) 340–2040, Tx. 31 651 epo nl,<br>Fax: (+31–70) 340–3016 | Teppo, K-M |

C.(Continuation) DOCUMENTS CONSIDERED TO BE RELEVANT

| Category ° | Citation of document, with indication, where appropriate, of the relevant passages | Relevant to claim No. |
|---|---|---|
| A | KONG V C Y ET AL: "Development of hydrogen storage for fuel cellgenerators. i: Hydrogen generation using hydrolysishydrides" INTERNATIONAL JOURNAL OF HYDROGEN ENERGY, ELSEVIER SCIENCE PUBLISHERS B.V., BARKING, GB, vol. 24, no. 7, 1 July 1999 (1999-07-01), pages 665-675, XP004167726 ISSN: 0360-3199 page 665 - page 666; figures 1,2,6,7 ----- | 1-26 |
| A | US 2001/045364 A1 (HOCKADAY ROBERT G ET AL) 29 November 2001 (2001-11-29) page 8, paragraph 106 - paragraph 108; claims 1-38; figure 3 ----- | 1-26 |
| A | US 5 258 104 A (CAWLFIELD DAVID W ET AL) 2 November 1993 (1993-11-02) claims 1-23 ----- | 1-26 |

# INTERNATIONAL SEARCH REPORT

Information on patent family members

International Application No
. . ./UA2004/000004

| Patent document cited in search report | | Publication date | Patent family member(s) | | Publication date |
|---|---|---|---|---|---|
| US 4225401 | A | 30-09-1980 | NONE | | |
| WO 2004061161 | A | 22-07-2004 | US 2003089620 | A1 | 15-05-2003 |
| | | | US 2004028603 | A1 | 12-02-2004 |
| | | | WO 2004061161 | A2 | 22-07-2004 |
| | | | US 2004156777 | A1 | 12-08-2004 |
| US 2001045364 | A1 | 29-11-2001 | AU 5005501 | A | 15-10-2001 |
| | | | WO 0174710 | A1 | 11-10-2001 |
| US 5258104 | A | 02-11-1993 | AU 2468792 | A | 05-04-1993 |
| | | | WO 9305204 | A1 | 18-03-1993 |